EXHIBIT 1

                             JOINT FILING AGREEMENT

      The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.




Date:  January 23, 2004


                       ARTISAN INVESTMENT CORPORATION
                       for itself and as general partner of
                       ARTISAN PARTNERS LIMITED PARTNERSHIP


                       Janet D. Olsen*
                       --------------------------------


                       ANDREW A. ZIEGLER

                       Andrew A. Ziegler*
                       --------------------------------


                       CARLENE MURPHY ZIEGLER

                       Carlene Murphy Ziegler*
                       --------------------------------

                       ARTISAN FUNDS, INC.

                       Janet D. Olsen*
                       --------------------------------

                       *By: /s/ Janet D. Olsen
                            ---------------------------
                            Janet D. Olsen
                            Vice President of Artisan Investment Corporation Attorney-in-Fact for Andrew A. Ziegler Attorney-in-Fact for Carlene Murphy Ziegler
                            General Counsel and Secretary of Artisan Funds, Inc.